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                                                                     Exhibit 4-A

              EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.05 OF THE
             INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE
                BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE
                 DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO
                     A NOMINEE OF SUCH SUCCESSOR DEPOSITORY





     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



                               FORD MOTOR COMPANY
                          [$50,000,000] [$200,000,000]

R__                                                           CUSIP 345370BP4

                      7 1/2% DEBENTURE DUE AUGUST 1, 2026

                    ________________________________________


     FORD MOTOR COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [FIFTY MILLION DOLLARS ($50,000,000)] [TWO HUNDRED MILLION DOLLARS ($200,000,000)] on August 1, 2026, and to pay interest thereon from August 1, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1997, at the rate of 7 1/2% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a business day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith

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cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar and shall appear in the Security Register.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 15, 1992 (herein called the "Indenture"), between the Company and The Bank of New York, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of Securities partially represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing [$50,000,000] [$200,000,000] principal amount of the Company's 7 1/2%
Debentures due August 1, 2026, limited in aggregate principal amount to $250,000,000.

     This Global Security is not subject to redemption.

     The Securities of this series are subject to the defeasance and covenant defeasance provisions set forth in Article Fourteen of the Indenture.

     If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of

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the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.

     No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, particularly the limitation set forth in Section 2.05(b) of the Indenture, the transfer of this Global Security is registrable in the Security Register, upon surrender of this Global Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Security of this series, for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Upon the occurrence of an event described in Section 2.05(c) of the Indenture, the Holder hereof shall surrender this Global Security to the Trustee for cancellation whereupon, in accordance with said Section 2.05(c), the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in denominations of $5,000 and any integral multiple thereof, and in an aggregate principal amount equal to the aggregate principal amount of this Global Security in exchange for this Global Security.

     All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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     IN WITNESS WHEREOF, the Company has caused this Global Security to be signed by its Chairman of the Board, or its President, or one of its Executive Vice Presidents, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, or its Secretary or one of its Assistant Secretaries, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.



                                       FORD MOTOR COMPANY


                                       By:
                                          __________________________
                                       Name:  D. N. McCammon
                                       Title: Vice President


                                       By:
                                          __________________________
                                       Name:  Peter Sherry, Jr.
                                       Title: Assistant Secretary




[Corporate Seal]





Attest: ___________________________





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                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                               THE BANK OF NEW YORK,
                                                as Trustee



                                                By: ___________________________
                                                    Authorized Signatory

Dated:  __________________________







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                   FOR VALUE RECEIVED, the undersigned hereby
                       sells, assigns and transfers unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________


________________________________________________________________________________

________________________________________________________________________________
        (Print or Type Name and Address including Zip Code of Assignee)


________________________________________________________________________________
the within Global Security and all rights, thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.




Dated: _________________________________



NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed.





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